Exhibit 3.4

MEMORANDUM OF ASSOCIATION

OF

GE CAPITAL INTERNATIONAL HOLDINGS LIMITED

Each subscriber to this memorandum of association wishes to form a company under the Companies Act 2006 and agrees to become a member of the Company and to take at least one share.

Name of each subscriber	Authentication by each
Subscriber
General Electric Capital Corporation

Dated: 1 July 2015

Company No. 096666321

THE COMPANIES ACT 2006

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of GE CAPITAL INTERNATIONAL HOLDINGS LIMITED

(the “Company”)

INDEX TO THE ARTICLES

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

1.	Defined terms

2.	Liability of members

PART 2

DIRECTORS

DIRECTORS’ POWERS AND RESPONSIBILITIES

3.	Directors’ general authority

4.	Company Secretary / Administrator

5.	Shareholders’ reserve power

6.	Directors may delegate

7.	Committees

DECISION-MAKING BY DIRECTORS

8.	Directors to take decisions collectively

9.	Unanimous decisions

10.	Calling a directors’ meeting

11.	Participation in directors’ meetings

12.	Quorum for directors’ meetings

13.	Chairing of directors’ meetings

14.	Casting vote

15.	Alternates voting at directors’ meetings

16.	Transactions or arrangements with the company

17.	Conflicts of Interest requiring board authorisation

18.	Director’s may vote when interested

19.	Proposing directors’ written resolutions

20.	Adoption of directors’ written resolutions

21.	Records of decisions to be kept

22.	Directors’ discretion to make further rules

23.	Change of name

APPOINTMENT OF DIRECTORS

24.	Methods of appointing directors

25.	Termination of director’s appointment

26.	Appointment and Removal of directors by majority shareholders

27.	Directors’ remuneration

28.	Directors’ expenses

ALTERNATE DIRECTORS

29.	Methods of Appointing Alternate Directors

30.	Entitlements of Alternate Directors

31.	Rights and responsibilities of alternate directors

32.	Termination of alternate directorship

PART 3

SHARES AND DISTRIBUTIONS

SHARES

33.	Disapplication of statutory pre-emption rights

34.	Powers to issue different classes of share

35.	Company not bound by less than absolute interests

36.	Share certificates

37.	Replacement share certificates

38.	Calls on shares

39.	Interest on unpaid calls

40.	Amounts due on allotment treated as calls

41.	Forfeiture

42.	Surrender

43.	Lien on shares not fully paid

44.	Enforcement of lien by sale

45.	Application of proceeds of sale

46.	Share transfers

DIVIDENDS AND OTHER DISTRIBUTIONS

47.	Procedure for declaring dividends

48.	Payment of dividends and other distributions

49.	No interest on distributions

50.	Deduction from dividends

51.	Unclaimed distributions

52.	Non-cash distributions

53.	Waiver of distributions

CAPITALISATION OF PROFITS

54.	Authority to capitalise and appropriation of capitalised sums

PART 4

DECISION-MAKING BY SHAREHOLDERS

ORGANISATION OF GENERAL MEETINGS

55.	Notice, attendance and speaking at general meetings

56.	Quorum for general meetings

57.	Chairing general meetings

58.	Attendance and speaking by directors and non-shareholders

59.	Adjournment

VOTING AT GENERAL MEETINGS

60.	Voting: general

61.	Errors and disputes

62.	Poll votes

63.	Content of proxy notices

64.	Delivery of proxy notices

65.	Amendments to resolutions

66.	Single Member Company

67.	Class meetings

PART 5

ADMINISTRATIVE ARRANGEMENTS

68.	Means of communication to be used

69.	Company seals

70.	Destruction of Documents

71.	No right to inspect accounts and other records

72.	Provision for employees on cessation of business

INDEMNITIES AND INSURANCE

73.	Indemnity

74.	Insurance

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

Defined terms

1.	In the articles, unless the context requires otherwise—

“articles” means the Company’s articles of association;

“associated company” has the meaning given in article 73;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

“chairman” has the meaning given in article 13;

“chairman of the meeting” has the meaning given in article 57;

“Companies Acts” means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the Company;

“director” means a director of the Company, and includes any person occupying the position of director, by whatever name called;

“distribution recipient” has the meaning given in article 48;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic form” has the meaning given in section 1168 of the Companies Act 2006;

“Executive Employee” means an employee holding a senior management position within a group company;

“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;

“group” means the Company and every subsidiary and holding company of the Company and every subsidiary and holding company of such subsidiary and holding company;

“group company” means any company which is a member of the group;

“hard copy form” has the meaning given in section 1168 of the Companies Act 2006;

“holder” in relation to shares means the person whose name is entered in the register of members as the holder of the shares;

“holding company” has the meaning given in section 1168 of the Companies Act 2006;

“instrument” means a document in hard copy form;

“majority holder” means the holder or holders from time to time of at least 75 per cent in nominal value of the issued share capital of the Company conferring the right to attend and vote at general meetings;

“ordinary resolution” has the meaning given in section 282 of the Companies Act 2006;

“paid” means paid or credited as paid;

“participate”, in relation to a directors’ meeting, has the meaning given in article 11;

“Prescribed Rate” means an annual rate of interest equal to two per cent above the prevailing base lending rate (or any equivalent or successor lending rate) of HSBC Bank plc in London;

“proxy notice” has the meaning given in article 63;

“relevant director” means any director or former director of the Company or of any associated company;

“relevant entity” means any company, partnership, joint venture, trust, employee benefit scheme or other organisation in relation to which a relevant director is or has served as a director, officer, employee or agent at the request of the Company;

“shareholder” means a person who is the holder of a share;

“shares” means shares in the Company;

“special resolution” has the meaning given in section 283 of the Companies Act 2006;

“subsidiary” has the meaning given in section 1159 of the Companies Act 2006; and

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

Unless the context otherwise requires, other words or expressions contained in these articles bear the same meaning as in the Companies Act 2006 as in force on the date when these articles become binding on the Company.

Liability of members

2.	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

PART 2

DIRECTORS

DIRECTORS’ POWERS AND RESPONSIBILITIES

Directors’ general authority

3.	Subject to the articles, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company. Company Secretary / Administrator

4.	The directors shall have the power to appoint any person who is willing to act as the company secretary or administrator to carry out the day-to-day administration on behalf of the Company, at such remuneration and upon such conditions as the directors shall think fit. The directors may from time to time remove any person so appointed and, if they so decide, may appoint a replacement.

Shareholders’ reserve power

5.	(1)	The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action.

(2)	No such special resolution invalidates anything, which the directors have done before the passing of the resolution.

(3)	No alteration of the articles invalidates anything which the directors have done before the alteration was made.

Directors may delegate

6.	(1)	Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles—

(a)	to such person or committee;

(b)	by such means (including by power of attorney);

(c)	to such an extent;

(d)	in relation to such matters or territories; and

(e)	on such terms and conditions; as they think fit.

(2)	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

(3)	Where a provision in the articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

(3)	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

Committees

7.	(1)	Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors.

(2)	The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

DECISION-MAKING BY DIRECTORS

Directors to take decisions collectively

8.	(1)	The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with article 9.

(2)	If—

(a)	the Company only has one director, and

(b)	no provision of the articles requires it to have more than one director,

the general rule does not apply, and the director may take decisions without regard to any of the provisions of the articles relating to directors’ decision-making.

(3)	If only one director is eligible to vote on any authorisation required under article 16, the general rule does not apply, and the eligible director may take decisions in relation to the relevant matter without regard to any of the provisions of the articles relating to directors’ decision-making.

Unanimous decisions

9.	(1)	A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter.

(2)	Such a decision may take the form of a resolution in writing, copies of which have been signed by each eligible director or to which each eligible director has otherwise indicated agreement in writing.

(3)	References in this article to eligible directors are to directors who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting.

(4)	A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting.

Calling a directors’ meeting

10.	(1)	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the company secretary or administrator (if any) to give such notice.

(2)	Notice of any directors’ meeting must indicate—

(a)	its proposed date and time;

(b)	where it is to take place; and

(c)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

(3)	Notice of a directors’ meeting must be given to each director, but need not be in writing.

(4)	Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the company either before or after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

Participation in directors’ meetings

11.	(1)	Subject to the articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when—

(a)	the meeting has been called and takes place in accordance with the articles, and

(b)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

(2)	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

(3)	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

Quorum for directors’ meetings

12.	(1)	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

(2)	The quorum for directors’ meetings may be fixed from time to time by a decision of the directors, but except where there is a sole director (in which case the quorum shall be one) and subject to paragraph (3) of this article, it must never be less than two, and unless otherwise fixed it is two.

(3)	For the purposes of any meeting (or part of a meeting) held to authorise a director’s conflict, if there is only one director other than the conflicted director, the quorum for a meeting (or part of a meeting) shall be one.

(4)	If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision—

(a)	to appoint further directors, or

(b)	to call a general meeting so as to enable the shareholders to appoint further directors.

Chairing of directors’ meetings

13.	(1)	The directors may appoint a director to chair their meetings.

(2)	The person so appointed for the time being is known as the chairman. The director so appointed shall preside at every meeting of directors at which he is present.

(3)	The directors may terminate the chairman’s appointment at any time.

(4)	If the chairman is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

Casting vote

14.	(1)	If the numbers of votes for and against a proposal are equal (ignoring any votes which are to be discounted in accordance with the articles or the Companies Acts), the chairman or other director chairing the meeting has a casting vote.

(2)	But this does not apply if, in accordance with the articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

Alternates voting at directors’ meetings

15.	A director who is also an alternate director has an additional vote on behalf of each appointor who is—

(a)	not participating in a directors’ meeting, and

(b)	would have been entitled to vote if they were participating in it.

Transactions or arrangements with the company

16.	(1)	Provided that he has disclosed to the directors the nature and extent of any interest of his in accordance with and to the extent required by the Companies Acts, a director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any contract with the company or in which the company is otherwise interested;

(b)	may be a director or other officer of, or employed by, or a party to any contract with, or otherwise interested in, any group company or in any body corporate promoted by the company or any group company or in which the company or any group company is interested;

(c)	may act by himself or his firm in a professional capacity for the company (otherwise than as auditor).

(2)	For the purposes of this article:

(a)	a director shall be deemed to have disclosed the nature and extent of an interest which consists of him being a director, officer or employee of any group company; and

(b)	a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any contract in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such contract of the nature and extent so specified.

(3)	Where a director is a director or other officer of, or employed by, a group company, he:

(a)	may in exercising his independent judgement take into account the success of other group companies as well as the success of the company; and

(b)	shall in the exercise of his duties, where that other group company is a parent company, have a duty of confidentiality to the parent company in relation to confidential information of the parent company, but he shall not be restricted by any duty of confidentiality to the company from providing information to any parent company.

Conflicts of interest requiring board authorisation

17.	(1)	The directors may, subject to the quorum and voting requirements set out in the articles, authorise any matter which would otherwise involve a director breaching his duty under the Companies Acts to avoid conflicts of interest (“Conflict”).

(2)	Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the directors shall be effected in the same way that any other matter may be proposed to and decided upon by the directors under the provisions of the articles save that the relevant director shall not count towards the quorum nor vote on any resolution giving such authority and save further that if there are insufficient directors eligible to vote and therefore to form a quorum, article 8(3) will apply.

(3)	Where the directors give authority in relation to a Conflict:

(a)	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

(b)	the directors may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation in accordance with the terms of such authority.

(4)	Where the directors give authority in relation to a Conflict or where any of the situations referred to in article 16(1) (“Permitted Situation”) applies:

(a)	the directors may (whether at the relevant time or subsequently) (i) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at meetings of the directors or otherwise) related to the Conflict or Permitted Situation; and (ii) impose upon the relevant director such other terms for the purpose of dealing with the Conflict as it may determine;

(b)	the relevant director will be obliged to conduct himself in accordance with any terms imposed by the board in relation to the Conflict or Permitted Situation; and

(c)	the directors may provide that where the relevant director obtains (otherwise than through his position as a director of the company) information that is confidential to a third party, the director will not be obliged to disclose that information to the company, or to use or apply the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence.

A director shall not, by reason of his office or of the fiduciary relationship thereby established, be liable to account to the company or the members for any remuneration, profit or other benefit realised by reason of his having any type of interest in a Conflict authorised under this article or in any Permitted Situation and no contract shall be liable to be avoided on the grounds of a director having any such interest.

Directors May Vote When Interested

18.	(1)	Subject where applicable to disclosure in accordance with the Companies Acts or the articles and subject to any terms imposed by the directors in relation to any Conflict or Permitted Situation, a director shall be entitled to vote in respect of any matter in which he is interested directly or indirectly and if he shall do so his vote shall be counted and, whether or not he does, his presence at the meeting he shall be taken into account in ascertaining whether a quorum is present.

(2)	Subject to article 18(1), if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive.

(3)	If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes.

Proposing directors’ written resolutions

19.	(1)	Any director may propose a directors’ written resolution.

(2)	The company secretary or administrator must propose a directors’ written resolution if a director so requests.

(3)	A directors’ written resolution is proposed by giving notice of the proposed resolution to the directors.

(4)	Notice of a proposed directors’ written resolution must indicate—

(a)	the proposed resolution, and

(b)	the time by which it is proposed that the directors should adopt it.

(5)	Notice of a proposed directors’ written resolution must be given in writing to each director.

(6)	Any decision which a person giving notice of a proposed directors’ written resolution takes regarding the process of adopting that resolution must be taken reasonably in good faith.

Adoption of directors’ written resolutions

20.	(1)

A proposed directors’ written resolution is adopted when all the directors who would have been entitled to vote on the resolution at a directors’ meeting have signed one or more copies of it, provided that those directors would have formed a quorum at such a meeting.

(2)	It is immaterial whether any director signs the resolution before or after the time by which the notice proposed that it should be adopted.

(3)	Once a directors’ written resolution has been adopted, it must be treated as if it had been a decision taken at a directors’ meeting in accordance with the articles.

Records of decisions to be kept

21.	The directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

Directors’ discretion to make further rules

22.	Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

Company name

23.	Without prejudice to the ability of shareholders to change the Company’s name by special resolution, the directors may change the Company’s name by a decision taken in accordance with these articles, and shall do so if so directed in writing by the majority holder.

APPOINTMENT OF DIRECTORS

Methods of appointing directors and maximum number of directors

24.	(1)	Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director—

(a)	by ordinary resolution;

(b)	by a decision of the directors;

(c)	by notice in accordance with article 26.

(2)	In any case where, as a result of death, bankruptcy or other events, the company has no shareholders and no directors, the transmittee(s) of the last shareholder have the right, by notice in writing, to appoint one or more persons to be a director.

(3)	The maximum number of directors (other than alternate directors) shall be such number as shall be determined by the directors from time to time and in the absence of any such determination there shall be no maximum number of directors.

Termination of director’s appointment

25.	A person ceases to be a director as soon as—

(a)	that person ceases to be a director by virtue of any provision of the Companies Act 2006 or is prohibited from being a director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition Is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)	a registered medical practitioner who is treating that person gives a written opinion to the company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)	notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms;

(g)	that person ceases to be an employee of any group company or ceases to be an Executive Employee;

(h)	that person has for more than six consecutive months been absent without permission of the directors from meetings of directors held during that period and the directors resolve that that person should cease to be director; and

(i)	notice of his removal is given in accordance with article 26

Appointment and Removal of directors by majority shareholders

26.	A shareholder or shareholders holding a majority in nominal value of the issued shares may by notice in writing signed by or on behalf of him or them and delivered to the registered office or tendered at a meeting of the directors or at a general meeting of the company at any time and from time to time appoint any person who is willing to act, and Is permitted by law to do so, to be a director (either to fill a vacancy or as an additional director) or remove any director from office (no matter how he was appointed). The appointment or removal takes effect immediately on deposit of the notice or on such later date (if any) specified in the notice.

Directors’ remuneration

27.	(1)	Directors may undertake any services for the Company that the directors decide.

(2)	Directors are entitled to such remuneration as the Company may determine—

(a)	for their services to the Company as directors, and

(b)	for any other service which they undertake for the Company.

(3)	Subject to the articles, a director’s remuneration may—

(a)	take any form, and

(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

(4)	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

(5)	Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration which they receive as directors or other officers or employees of the Company’s subsidiaries or of any other body corporate in which the Company is interested.

Directors’ expenses

28.	(1)	The Company may pay any reasonable expenses which the directors properly incur in connection with their attendance at—

(a)	meetings of directors or committees of directors,

(b)	general meetings, or

(c)	separate meetings of the holders of any class of shares or of debentures of the Company, or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

(2)	The company may fund a relevant director’s expenditure for the purposes permitted under the Companies Acts and may do anything to enable a relevant director to avoid incurring such expenditure as provided in the Companies Acts.

(3)	No relevant director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

ALTERNATE DIRECTORS

Methods of Appointing Alternate Directors

29.	(1)	Any director (other than an alternate director) (the “appointor”) may appoint as an alternate any other director, or any other person approved by resolution of the directors, to:

(a)	exercise that director’s powers, and

(b)	carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate’s appointor (such person known as an “alternate director”).

(2)	Any appointment or removal of an alternate must be effected by notice in writing to the company signed by the appointor, or in any other manner approved by the directors.

(3)	The notice must:

(a)	identify the proposed alternate, and

(b)	in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

Entitlements of Alternate Directors

30.	An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence. But it shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

Rights and responsibilities of alternate directors

31.	(1)	An alternate director has the same rights, in relation to any directors’ meeting or directors’ written resolution and all meetings of committees of directors of which his appointor is a member, as the alternate’s appointor.

(2)	Except as the articles specify otherwise, alternate directors—

(a)	are deemed for all purposes to be directors;

(b)	are liable for their own acts and omissions;

(c)	are subject to the same restrictions as their appointors; and

(d)	are not deemed to be agents of or for their appointors.

(3)	A person who is an alternate director but not a director—

(a)	may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s appointor is not participating), and

(b)	may sign a written resolution (but only if it is not signed or to be signed by that person’s appointor).

No alternate may be counted as more than one director for such purposes.

(4)	An alternate director may be paid expenses and may be indemnified by the Company to the same extent as if he were a director. An alternate director Is not entitled to receive any remuneration from the Company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing made to the Company.

Termination of alternate directorship

32.	An alternate director’s appointment as an alternate terminates—

(a)	when the alternate’s appointor revokes the appointment by notice to the Company in writing specifying when it is to terminate;

(b)	on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director; or

(c)	when the alternate’s appointor ceases to be a director for any reason.

PART 3

SHARES AND DISTRIBUTIONS

SHARES

Disapplication of statutory pre-emption rights

33.	In accordance with section 567(1) of the Companies Act 2006, sections 561 and 562 of the Companies Act 2006 shall not apply to the allotment of equity securities made by the Company.

Powers to issue different classes of share

34.	(1)	Subject to the articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution.

(2)	The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

Company not bound by less than absolute interests

35.	Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

Share certificates

36.	(1)	The Company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds.

(2)	Every certificate must specify—

(a)	in respect of how many shares, of what class, it is issued;

(b)	the nominal value of those shares; and

(c)	that the shares are fully paid.

(3)	No certificate may be issued in respect of shares of more than one class.

(4)	If more than one person holds a share, only one certificate may be issued in respect of it.

(5)	Certificates must be executed in accordance with the Companies Acts.

Replacement share certificates

37.	(1)	If a certificate issued in respect of a shareholder’s shares is—

(a)	damaged or defaced, or

(b)	said to be lost, stolen or destroyed, that shareholder is entitled to be issued with a replacement certificate in respect of the same shares.

(2)	A shareholder exercising the right to be issued with such a replacement certificate—

(a)	may at the same time exercise the right to be issued with a single certificate or separate certificates;

(b)	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

Calls on shares

38.	(1)	The directors may, subject to the articles and to any conditions of allotment, make such calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or premium) as they think fit and each member shall (subject to receiving at least 14 clear days’ notice specifying the time and place of payment) pay the amount of every call so made upon his shares to the Company at the time and place so specified.

(2)	A call may be made payable by instalments.

(3)	A call is deemed made as soon as the resolution of the directors authorising such call is passed and an entry in the minute book of a resolution of the directors making the call is conclusive evidence of the making of the call.

(4)	A call may be revoked or postponed in whole or in part as the directors may determine.

(5)	The joint holders of a share are jointly and severally liable to pay all calls in respect of the share. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made.

Interest on unpaid calls

39.	If any amount in respect of any call or instalment of a call is not paid on or before the day appointed for payment, the person from whom the amount of the call or instalment is due shall pay interest from day to day on such amount at the Prescribed Rate from and including that date until but excluding the date of actual payment and all costs, charges and expenses that may have been incurred by reason of such non-payment. The directors may, if they think fit, waive payment of such interest or costs, charges or expenses in whole or in part.

Amounts due on allotment treated as calls

40.	Any amount which by the terms of allotment of a share is made payable upon allotment or at any fixed date whether on account of the nominal amount of the share or premium for all purposes of the articles is deemed to be a call duly made, notified and payable on the date fixed for payment and, in case of non-payment, the provisions of the articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such amount were a call duly made and notified.

Forfeiture

41.	(1)	If a member fails to pay in full any call or instalment of a call on or before the day appointed for payment, the directors may send a notice to him or to a person entitled by transmission to the share in respect of which the call was made requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and all costs, charges and expenses incurred by the Company by reason of such non-payment.

(2)	The notice shall name a further day (not being less than 14 clear days following the date on which the notice is deemed received) on or before which, and the place where, the payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

(3)	If the notice referred to in the previous Article is not complied with, any share in respect of which it has been given may, at any time before payment required by the notice has been made, be forfeited by a resolution of the Board. Such forfeiture shall include all dividends declared or other amounts payable in respect of the forfeited share and not actually paid before forfeiture.

(4)	When a share has been forfeited, the Company shall send notice of the forfeiture to the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry of the fact and date of forfeiture shall be made in the register of members. No forfeiture is invalidated by an omission to send such notice or to make those entries.

(5)	Subject to the Companies Acts, a forfeited share and all rights attaching to it shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was its holder before such forfeiture or to any other person on such terms and in such manner as the directors shall think fit. At any time before a sale, re-allotment or disposal, the forfeiture may be cancelled on such terms as the directors may think fit. The directors may authorise some person to execute an instrument of transfer of a forfeited share to the transferee.

(6)	A member whose shares have been forfeited shall cease to be a member in respect of such shares and shall, if the share is a certificated share, surrender to the Company the certificate for the forfeited shares. The member remains liable to pay and shall immediately pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with daily interest from the time of forfeiture until payment at the Prescribed Rate.

(7)

A statutory declaration that the declarant is the company secretary or a director and that a share has been forfeited on a date stated in the declaration is conclusive evidence of the facts stated in the declaration as against all persons claiming to be entitled to the share and such declaration shall (subject, if necessary, to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute good title to the share. The person to whom the share is disposed of shall be registered as the holder of the share and is not bound to see to the application of the purchase money (if any) and his title to the share is not affected by any irregularity in or invalidity of the proceedings with reference to the forfeiture or disposal of the share.

Surrender

42.	The directors may accept a surrender of any share liable to be forfeited under article 41 and in that case references in the articles to forfeiture shall include surrender.

Lien on shares not fully paid

43.	The Company has a first and paramount lien on every share (not being a share which is fully paid up) registered in the name of any member, either alone or jointly with any other person, for all moneys payable in respect of the share, whether the due date for the payment has arrived or not. The lien extends to all dividends from time to time declared or other moneys payable in respect of the share but the directors may at any time declare any share to be exempt, in whole or in part, from this article.

Enforcement of lien by sale

44.	For the purposes of enforcing the lien the Company may sell, in such manner as the directors think fit, any share on which the Company has a lien, if the due date for payment of the relevant amounts has arrived and payment is not made within 14 clear days after a notice in writing stating and demanding payment of the amounts presently payable and giving notice of intention to sell in default, has been given to the holder of the share or the person entitled by transmission to the share. To give effect to a sale, the directors may authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder or the person entitled by transmission to, or in accordance with the directions of, the purchaser. The purchaser is not bound to see to the application of the purchase money and his title to the share is not affected by any irregularity in or invalidity of the proceedings connected with the sale.

Application of proceeds of sale

45.	The net proceeds of a sale effected by article 44, after payment of the costs of the sale, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (subject to a like lien for any moneys not presently payable as existed upon the shares prior to the sale and on surrender to the Company for cancellation of the certificate for the shares sold or the provision of an indemnity as to any lost or destroyed certificate required by the Board) be paid to the holder of or the person entitled by transmission to the shares immediately prior to the sale.

Share transfers

46.	(1)	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor.

(2)	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

(3)	The Company may retain any instrument of transfer which is registered.

(4)	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

(5)	The directors may refuse to register a transfer unless the instrument of transfer is delivered to the registered office or such other place as the directors may decide and is accompanied by the certificate for the shares to be transferred (or an indemnity for any certificate not In the transferor’s possession in such form as the directors may decide) and such other evidence as the directors may reasonably require to prove the title of the transferor and the execution by him of the transfer or, if the transfer is signed by some other person on his behalf, the authority of that person to do so.

(6)	The directors shall not register a transfer, or purported transfer:

(a)	to any infant, bankrupt or person with mental disorder; or

(b)	which is otherwise in breach of the provisions of the articles.

(7)	Other than in circumstances where the refusal to register a transfer is expressly permitted or required by these articles, the directors may not refuse to register the transfer of a share, and shall promptly approve for registration each transfer which is presented to them for registration.

(8)	If the directors refuse to register the transfer of a share the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

DIVIDENDS AND OTHER DISTRIBUTIONS

Procedure for declaring dividends

47.	(1)	The Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

(2)	A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

(3)	No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.

(4)

Unless the shareholders’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

(5)	If the Company’s share capital is divided Into different classes, no Interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(6)	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

(7)	If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

Payment of dividends and other distributions

48.	(1)	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means—

(a)	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(b)	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

(c)	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

(d)	any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

(e)	by any form of inter-company transfer as approved by the directors.

(2)	In the articles, “the distribution recipient” means, In respect of a share in respect of which a dividend or other sum is payable—

(a)	the holder of the share; or

(b)	if the share has two or more joint holders, whichever of them is named first in the register of members; or

(c)	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the person entitled to such share.

No interest on distributions

49.	The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by—

(a)	the terms on which the share was issued, or

(b)	the provisions of another agreement between the holder of that share and the Company.

Deduction from dividends

50.	The directors may deduct from any dividend payable on or in respect of a share all sums of money presently payable by the holder to the Company on any account whatsoever.

Unclaimed distributions

51.	(1)	All dividends or other sums which are—

(a)	payable in respect of shares, and

(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

(2)	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

(3)	If—

(a)	twelve years have passed from the date on which a dividend or other sum became due for payment, and

(b)	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

Non-cash distributions

52.	(1)	Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any Company).

(2)	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution—

(a)	fixing the value of any assets;

(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.

Waiver of distributions

53.	Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if—

(a)	the share has more than one holder, or

(b)	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

CAPITALISATION OF PROFITS

Authority to capitalise and appropriation of capitalised sums

54.	(1)	Subject to the articles, the directors may, if they are so authorised by an ordinary resolution—

(a)	decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and

(b)	appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

(2)	Capitalised sums must be applied—

(a)	on behalf of the persons entitled, and

(b)	in the same proportions as a dividend would have been distributed to them.

(3)	Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

(4)	A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

(5)	Subject to the articles the directors may—

(a)	apply capitalised sums in accordance with paragraphs (3) and (4) partly in one way and partly in another;

(b)	make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and

(c)	authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article.

PART 4

DECISION-MAKING BY SHAREHOLDERS

ORGANISATION OF GENERAL MEETINGS

Notice, attendance and speaking at general meetings

55.	(1)	General meetings shall be called by at least 14 clear days’ notice (that is, excluding the day of the general meeting and the day on which the notice is given).

(2)	A general meeting may be called by shorter notice if it is so agreed by a majority in number of the shareholders having a right to attend and vote, being a majority together holding not less than 90 per cent in nominal value of the shares giving that right.

(3)	The notice shall specify the date, time and place of the meeting and the general nature of the business to be transacted.

(4)	Subject to the articles and to any restrictions imposed on any shares, the notice shall be given to all the shareholders, to all persons entitled to a share in consequence of the death or bankruptcy of a shareholder and to the directors and auditors of the Company.

(5)	A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

(6)	A person is able to exercise the right to vote at a general meeting when—

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

(7)	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

(8)	In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

(9)	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

Quorum for general meetings

56.	(1)	No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

(2)	The number of persons who shall constitute a quorum shall be:

(a)	if the Company has only one shareholder, one shareholder (present in person or by proxy or, if a corporate shareholder, by its duly authorised representative); and

(b)	if the Company has more than one shareholder, any two shareholders entitled to vote upon the business to be transacted (present in person or by proxy or, if a corporate shareholder, by its duly authorised representative).

Chairing general meetings

57.	(1)	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

(2)	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start—

(a)	the directors present, or

(b)	(if no directors are present), the meeting, must appoint a director or shareholder to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

(3)	The person chairing a meeting in accordance with this article is referred to as “the chairman of the meeting”.

(4)	In the case of a sole director, or only one director present and willing to act, he shall chair the meeting.

Attendance and speaking by directors and non-shareholders

58.	(1)	Directors may attend and speak at general meetings, whether or not they are shareholders.

(2)	The chairman of the meeting may permit other persons who are not—

(a)	shareholders of the Company, or

(b)	otherwise entitled to exercise the rights of shareholders in relation to general meetings, to attend and speak at a general meeting.

Adjournment

59.	(1)	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it.

(2)	The chairman of the meeting may adjourn a general meeting at which a quorum is present if—

(a)	the meeting consents to an adjournment, or

(b)	it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

(3)	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

(4)	When adjourning a general meeting, the chairman of the meeting must—

(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors, and

(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

(5)	If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given)—

(a)	to the same persons to whom notice of the Company’s general meetings is required to be given, and

(b)	containing the same information which such notice is required to contain.

(6)	No business may be transacted at an adjourned general meeting, which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

Voting: general

60.	(1)	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles.

(2)	Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

Errors and disputes

61.	(1)	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting Is valid.

(2)	Any such objection must be referred to the chairman of the meeting, whose decision is final.

Poll votes

62.	(1)	A poll on a resolution may be demanded—

(a)	in advance of the general meeting where it is to be put to the vote, or

(b)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

(2)	A poll may be demanded by-

(a)	the chairman of the meeting;

(b)	the directors;

(c)	two or more persons having the right to vote on the resolution; or

(d)	a person or persons representing not less than one tenth of the total voting rights of all the shareholders having the right to vote on the resolution.

(3)	A demand for a poll may be withdrawn if—

(a)	the poll has not yet been taken, and

(b)	the chairman of the meeting consents to the withdrawal.

(4)	Polls must be taken immediately and in such manner as the chairman of the meeting directs.

Content of proxy notices

63.	(1)	Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which—

(a)	states the name and address of the shareholder appointing the proxy;

(b)	identifies the person appointed to be that shareholder’s proxy and the general meeting in relation to which that person is appointed;

(c)	is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d)	is delivered to the Company in accordance with the articles and any instructions contained in the notice of the general meeting to which they relate.

(2)	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

(3)	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

(4)	Unless a proxy notice indicates otherwise, it must be treated as—

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting, and

(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

Delivery of proxy notices

64.	(1)	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

(2)	An appointment under a proxy notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

(3)	A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

(4)	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

Amendments to resolutions

65.	(1)	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if—

(a)	notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

(2)	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if—

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

(3)	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

Single-Member Company

66.	(1)	If, and for so long as, the Company has only one member, the provisions of this article shall apply.

(2)	The sole member of the Company (or the proxy or authorised representative of the sole member representing that member at the relevant general meeting) shall be the Chairman of any general meeting of the Company.

(3)	A proxy for the sole member of the Company may vote on a show of hands.

(4)	All other provisions of these articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to a Company which has only one member.

Class Meetings

67.	The provisions of the articles relating to general meetings shall apply, with any necessary modifications, to any separate general meeting of the holders of shares of a class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares.

PART 5

ADMINISTRATIVE ARRANGEMENTS

Means of communication to be used

68.	(1)	Subject to the articles, anything sent or supplied by or to the Company under the articles may be sent or supplied in any way in which the Companies Act 2006 provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

(2)	Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

(3)	A director may agree with the Company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

(4)	The address for service of the Company shall be the registered office or such other place as the directors may appoint. The address for service of each shareholder shall be his address in the register of members within the United Kingdom or such other address for service, which may include an electronic address, as the addressee may from time to time notify to the Company for the purposes of this article. In the absence of such address the shareholder shall not be entitled to receive from the Company notice of any meeting.

(5)	Notices or other documents or information will be deemed to be received:

(a)	if personally delivered, at the time of delivery and, in proving service, it shall be sufficient to produce a receipt for the notice or other document or information signed by or on behalf of the addressee;

(b)	if by letter, at noon two days after such letter was posted and, in proving service, it shall be sufficient to prove that the letter was properly prepaid or stamped first class, addressed and delivered to the postal authorities;

(c)	if by electronic communication to an electronic address, on the same day it is sent and, in proving service, it shall be sufficient to prove that it was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators from time to time; and

(d)	if sent or supplied by means of a website, when the material is first made available on the website or (if later) when the recipient receives (or is deemed to have received) notice of the fact that the material is available on the website.

(6)	For the purposes of this article, no account shall be taken of any part of a day that is not a working day.

Company seals

69.	(1)	Where the Company has a common seal, it shall only be used by the authority of the directors.

(2)	The directors may decide by what means and in what form any common seal is to be used.

(3)	Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

(4)	For the purposes of this article, an authorised person is—

(a)	any director of the Company;

(b)	the company secretary (if any); or

(c)	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

Destruction of documents

70.	(1)	The Company is entitled to destroy—

(a)	all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entries are made in the register of members, from six years after the date of registration;

(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address, from two years after they have been recorded;

(c)	all share certificates which have been cancelled from one year after the date of the cancellation;

(d)	all paid dividend warrants and cheques from one year after the date of actual payment; and

(e)	all proxy notices from one year after the end of the meeting to which the proxy notice relates.

(2)	If the Company destroys a document in good faith, in accordance with the articles, and without notice of any claim to which that document may be relevant, it is conclusively presumed in favour of the Company that—

(a)	entries in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed were duly and properly made;

(b)	any instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(c)	any share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

(d)	any other document so destroyed was a valid and effective document in accordance with its recorded particulars in the books or records of the Company.

(3)	This article does not impose on the Company any liability, which it would not otherwise have if it destroys any document before the time at which this article permits it to do so.

(4)	In this article, references to the destruction of any document include a reference to its being disposed of in any manner.

No right to inspect accounts and other records

71.	Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a shareholder.

Provision for employees on cessation of business

72.	The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of Its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

INDEMNITIES AND INSURANCE

Indemnity

73.	(1)	Subject to paragraph (6), a relevant director of the Company or an associated company shall be indemnified out of the Company’s assets against—

(a)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated company or a relevant entity,

(b)	any liability incurred by that director in connection with the activities of the Company or an associated company or a relevant entity in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006),

(c)	any other liability incurred by that director as an officer of the Company or an associated company or as a director, officer, employee or agent of a relevant entity.

(2)	A person who is not a relevant director may be indemnified out of the Company’s assets, whether pursuant to:

(a)	rights granted pursuant to, or provided by, any provision of the Companies Acts or any other provision of law; or

(b)	other rights created by resolution of the directors or by a written agreement providing for such indemnification authorised by any director designated by the directors for such purpose.

(3)	The Company shall fund a relevant director’s expenditure for the purposes permitted under the Companies Acts and shall do anything to enable a relevant director to avoid incurring such expenditure as provided in the Companies Acts.

(4)	The Company may fund the expenditure of any person in defending any proceeding for which such person is entitled to be indemnified pursuant to paragraph (2) and may do anything to enable such person to avoid incurring such expenditure.

(5)	No relevant director shall be accountable to the Company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

(6)	This article does not authorise any indemnity or funding of any director’s expenditure which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

(7)	The rights of a director to be indemnified under paragraph (1) or to receive funding under paragraph (3) shall be in addition to and without prejudice to any other rights which the relevant director may have to be so indemnified or to have expenditure reimbursed by law or otherwise.

(8)	The indemnity or funding of expenditure available to a relevant director under this article for a liability incurred by that director shall be reduced to the extent that that director is indemnified or receives funding of expenditure in respect of the same liability from any associated company.

(9)	In this article a company is an “associated company” of either is a subsidiary of the other or both are subsidiaries of the same body corporate.

Insurance

74.	(1)	The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant director in respect of any relevant loss.

(2)	In this article a “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ share scheme of the Company or associated company.